SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

(Amendment No. 1)

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report (Date of earliest event reported): March 23, 2016 (October 14, 2015)

HUAYUE ELECTRONICS, INC.

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

474 Park Avenue South, 30th Floor	10016
(Address of principal executive offices)	(Zip Code)

212-401-6181
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On October 14, 2015 the Board of Directors of Huayue Electronics, Inc. dismissed Canuswa Accounting & Tax Service Inc. as its independent public accounting firm. There is no audit committee of the Board of Directors.

The audit report of Canuswa Accounting & Tax Service Inc. on Huayue Electronics, Inc.’s financial statements for the year ended May 31, 2015 did not contain any adverse opinion or disclaimer of opinion or qualification.  Canuswa Accounting & Tax Service Inc. did not, during the applicable periods, advise Huayue Electronics, Inc. of any of the enumerated items described in Item 304(a)(1)(iv) of Regulation S-K.

During the most recent fiscal year, there was no (i) disagreement between Huayue Electronics, Inc. and Canuswa Accounting & Tax Service Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to its satisfaction, would have caused Canuswa Accounting & Tax Service Inc. to make reference to the subject matter of such disagreement in connection with its report, or (ii) “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Tarsier Ltd. (formerly Huayue Electronics, Inc.) has requested Canuswa Accounting & Tax Service Inc. to furnish a letter addressed to the Securities Exchange Commission stating whether or not Canuswa Accounting & Tax Service Inc. agrees with the statements in the 8-K filed on October 14, 2015.

A copy of the letter is attached within this 8-K/A.

Item 9.01	Financial Statements and Exhibits

Exhibits

16	Letter from Canuswa Accounting & Tax Service Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2016	Tarsier Ltd. (formerly Huayue Electronics, Inc.)

	By:	/s/ Isaac H. Sutton
Isaac H. Sutton, Chief Executive Officer